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                                                                    Exhibit 23.5

                      CONSENT OF SALOMON SMITH BARNEY INC.

         We hereby consent to the use of our name and to the description of our opinion letter, dated October 12, 1999, under the captions "The Summary," "The Merger-Background to the Merger," "The Merger-Con Edison's Reasons for the Merger and the Con Edison Board of Directors Recommendation" and "The Merger-Opinion of Con Edison's Financial Advisor" in, and to the inclusion of such opinion letter as Annex B to, the Joint Proxy Statement/Prospectus of Consolidated Edison, Inc. and Northeast Utilities, which Joint Proxy Statement/Prospectus is part of the Registration Statement on Form S-4 of Consolidated Edison, Inc. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                                     SALOMON SMITH BARNEY INC.

New York, New York
February 29, 2000